UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 3, 2012 (July 17, 2012)

Acadia Healthcare Company, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-35331	46-2492228
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

830 Crescent Centre Drive, Suite 610, Franklin, Tennessee 37067

(Address of Principal Executive Offices)

(615) 861-6000

(Registrant’s Telephone Number, including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

Acadia Healthcare Company, Inc. (the “Company”) hereby amends its Current Report on Form 8-K, dated July 17, 2012, relating to the planned departure of Jack E. Polson, Executive Vice President and Chief Financial Officer, and the appointment of David M. Duckworth as Chief Financial Officer effective July 31, 2012. The Company is filing this Amendment on Form 8-K/A for the purpose of providing information about changes to Mr. Duckworth’s compensation in connection with his appointment.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 2, 2012, the Company’s Board of Directors approved the following changes to the compensation of David M. Duckworth in connection with his appointment as the Company’s Chief Financial Officer:

Base Salary. Mr. Duckworth’s base salary was increased to $295,000 per annum, effective August 1, 2012.

Cash Bonus Plan. Mr. Duckworth is eligible to receive a cash bonus for the 2012 fiscal year based on the performance criteria and related weight of components set forth in the Company’s cash bonus plan for executive officers. A description of the cash bonus plan is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Equity Awards / 2012 Long-Term Incentive Plan. The Board approved a 2012 Long-Term Incentive Plan for Mr. Duckworth providing for equity awards to him in connection with his appointment as Chief Financial Officer. A description of the plan is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description

10.1	Summary of David M. Duckworth 2012 Cash Bonus Plan

10.2	Summary of David M. Duckworth 2012 Long-Term Incentive Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACADIA HEALTHCARE COMPANY, INC.

Date: August 3, 2012	By:	/s/ Christopher L. Howard
Christopher L. Howard Executive Vice President, Secretary and General Counsel

Exhibit Index

Exhibit No.	Description

10.1	Summary of David M. Duckworth 2012 Cash Bonus Plan

10.2	Summary of David M. Duckworth 2012 Long-Term Incentive Plan